

                                                                   Exhibit 99.11

                      [FORM OF CARDIAC SCIENCE PROXY CARD]

                                ----------------
                                      PROXY
                                ----------------

                              CARDIAC SCIENCE, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              CARDIAC SCIENCE, INC.
              FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                     , 2005

         The undersigned hereby appoint(s) [Raymond W. Cohen] and [Roderick de
Greef], and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Cardiac Science,
Inc. held of record by the undersigned on         , 2005 at the Special Meeting
of Stockholders of Cardiac Science, Inc. to be held at Cardiac Science's offices located at 1900 Main Street, Suite 700, Irvine, California at 10:00 a.m. local
time on          , 2005, or any adjournment(s) or postponement(s) thereof, with authority to vote upon the matters listed on the second page of this Proxy with discretionary authority as to any other matters that may properly come before the meeting, or any adjournment or postponement thereof.


               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE

          SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
            THE STOCKHOLDER(S) IN THE SPACE PROVIDED ON THE REVERSE.
               IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
                             "FOR" ITEMS 1 AND 2.



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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

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
1.  PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS           FOR               AGAINST          ABSTAIN
OF FEBRUARY 28, 2005, AS AMENDED ON JUNE 23, 2005, AMONG QUINTON CARDIOLOGY          [ _ ]               [ _ ]            [ _ ]
SYSTEMS, INC., CARDIAC SCIENCE, INC., CSQ HOLDING COMPANY, RHYTHM ACQUISITION
CORPORATION AND HEART ACQUISITION CORPORATION.

2.  PROPOSAL TO APPROVE ADJOURNMENTS OR POSTPONEMENTS OF THE CARDIAC SCIENCE          FOR               AGAINST          ABSTAIN
SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF          [ _ ]               [ _ ]            [ _ ]
THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE CARDIAC SCIENCE SPECIAL
MEETING TO APPROVE ITEM 1.




         THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMBINED NOTICE OF SPECIAL
MEETING OF STOCKHOLDERS AND PROXY STATEMENT/PROSPECTUS DATED        , 2005 THAT
ACCOMPANIES THIS PROXY.



        SIGNATURE(S): ___________________________      DATE: ______________


        PRINT NAME: ____________________________



        SIGNATURE(S): ___________________________      DATE: ______________


        PRINT NAME: ____________________________


         PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. ATTORNEYS, TRUSTEES, EXECUTORS AND OTHER FIDUCIARIES, AND PERSONS SIGNING ON BEHALF OF CORPORATIONS AND PARTNERSHIPS SHOULD SIGN THEIR NAMES AND GIVE THEIR TITLES. IF SHARES ARE HELD BY TWO OR MORE PERSONS, EACH PERSON MUST SIGN.


             [NOTE: SHAREHOLDERS' NAMES NEED TO APPEAR ON THE CARD]